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MacKenzie Realty Capital Announces Letter of Intent to Purchase Waterfront Property in Suisun

Orinda, Calif., (February 26, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) announced that it signed a nonbinding letter of intent to expand its multi-family portfolio in Solano County, California, with a waterfront development property located adjacent to the Solano Yacht Club (“Westwind Residences”), a 5.73 acre parcel on which the Company hopes to develop 81 multi-family apartment units and 7 townhomes.  Westwind Residences is a waterfront property located in downtown Suisun City, California.  As previously reported, MacKenzie has two other developments in Solano County, including the 74-unit Aurora at Green Valley, which is proceeding under budget and ahead of schedule and is set to deliver its first units this summer.  MacKenzie’s second multi-family development, Blue Ridge at Suisun Valley, is entitled for 84 units, and we intend to break ground in late 2025.

“Westwind Residences will be our largest development to-date, and the highest profile, with its waterfront location right in downtown Suisun City” stated Robert Dixon, president of Mackenzie.  “It is a couple of blocks away from our property at One Harbor Center, the premier office location in Suisun City.  We believe Solano County, and Suisun City in particular, is poised for extraordinary growth in the near future, with its location near Travis Airforce Base and multiple planned developments, including many that have been in the news lately.”

Further, Chip Patterson, MacKenzie’s Chairman noted that “We are excited about multifamily projects in California.  For example, our Southern California multi-family project, Hillview Hollywood, has 96% of its units currently occupied, and we have received a loan commitment for a refinancing that is scheduled to close in about 3 weeks, which will bring our interest rate down from 10% to about 5.8% at today’s rates.”

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

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89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com